Ex-99.23(d)(5)
                                    AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                           JNL INVESTORS SERIES TRUST
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


     This Amendment is made as of January 16, 2007, between JNL Investors Series Trust, a Massachusetts business trust (the "Trust") and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

     WHEREAS, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement dated November 1, 2005 ("Advisory Agreement").

     WHEREAS, the Trust and the Adviser are currently in compliance and will remain in compliance with their respective obligations under Rule 38a-1 under the Investment Company Act of 1940, as amended relating to the Trust and Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended relating to the Adviser;

     WHEREAS, the parties wish to amend the Advisory Agreement; and

     WHEREAS, in order to reflect the addition of five new Funds to the Trust.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Fund and the Adviser agree as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated January 16, 2007, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated January 16, 2007, attached hereto.

     3. This Amendment may be executed in two or more counterparts which together shall constitute one document.


JNL INVESTORS SERIES TRUST               JACKSON NATIONAL ASSET MANAGEMENT, LLC

By: _______________________________      By: _______________________________
Name:    Mark D. Nerud                   Name:    Susan S. Rhee
Title:   President and                   Title:   Chief Legal Officer
         Chief Executive Officer                  and Secretary

                                   SCHEDULE A
                             DATED JANUARY 16, 2007
                                     (Fund)


Jackson Perspective 5 Fund
Jackson Perspective Index 5 Fund
Jackson Perspective 10 x 10 Fund
Jackson Perspective Optimized 5 Fund
Jackson Perspective Money Market Fund
JNL Money Market Fund

                                   SCHEDULE B
                             DATED JANUARY 16, 2007

                                                                    ADVISORY FEE
                                                              (ANNUAL RATE BASED
                                                           ON AVERAGE NET ASSETS
FUND                                   ASSETS                      OF EACH FUND)

Jackson Perspective 5 Fund             $0 to $50 million                  0.65%
                                       $50 to $100 million                0.65%
                                       $100 to $250 million               0.65%
                                       $250 million to $750 million       0.60%
                                       Over $750 million                  0.60%

Jackson Perspective Index 5 Fund       $0 to $50 million                  0.65%
                                       $50 to $100 million                0.65%
                                       $100 to $250 million               0.65%
                                       $250 million to $750 million       0.60%
                                       Over $750 million                  0.60%

Jackson Perspective 10 x 10 Fund       All Assets                            0%

Jackson Perspective Optimized 5 Fund   $0 to $50 million                  0.65%
                                       $50 to $100 million                0.65%
                                       $100 to $250 million               0.65%
                                       $250 million to $750 million       0.60%
                                       Over $750 million                  0.60%

Jackson Perspective Money Market Fund  $0 to $500 million                 0.40%
                                       Over $500 million                  0.35%
JNL Money Market Fund                  $0 to $750 million                 0.20%
                                       Over $750 million                  0.18%